UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2016

EVINE Live Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of Director

At a meeting held on September 1, 2016, as permitted by the Amended and Restated By-Laws of EVINE Live Inc. (the “Company”) and Minnesota corporate law, the Board of Directors (the “Board”) appointed Neal Grabell to the Board. The appointment of Mr. Grabell as director was effective immediately following the Board’s meeting and his term will continue until the Company’s 2017 Annual Meeting of Shareholders or until his successor is elected and qualified, or until his earlier death, resignation, removal or disqualification. Mr. Grabell will also serve as a member of the Board’s Audit and Finance Committees.

Mr. Grabell is an experienced electronic retailing executive and corporate attorney who was part of the core team that led QVC to become the #1 television shopping network. From 1987 to 2008, Mr. Grabell served as the General Counsel of QVC, Inc. where he was responsible for the company's securities offerings and filings, commercial transactions, acquisitions, litigation, regulatory and ethical compliance, corporate structure, and government relations. As an executive vice president and member of the senior leadership team of QVC, Mr. Grabell oversaw several key functions. Originally responsible for the legal department, he subsequently oversaw the operations of other departments of the company, forming and managing the internal audit department and leading the facilities department operations in the companies numerous sites. He also oversaw the Affiliate Sales and Marketing Department after having negotiated the original affiliation agreements with multiple system operators and direct–to-home satellite operators. Mr. Grabell was a director of QVC (UK), a Managing Director of QVC Deutschland GmbH, and a Director of QVC Japan, Inc. from their respective formations until 2009. He was also a director of most of QVC’s domestic subsidiaries. He incorporated QVC and prepared its initial public offering in 1986 as a corporate and securities lawyer in private practice, prior to joining QVC in 1987.

Since retiring from QVC, Mr. Grabell served as Of Counsel to the Saul Ewing, LLP law firm from 2008 to 2015. There, he practiced corporate and commercial law for domestic and foreign retailing, licensing, and manufacturing clients. He is currently a Visiting Professor of Economics and Independent College Programs at Haverford College where he has taught since 2006. Mr. Grabell received a B.A. degree from Haverford College in 1977 and a J.D. degree from Georgetown University in 1980. Mr. Grabell is the President of the Foundations of the Golden Slipper Club & Charities, a Governor of the Golden Slipper Club & Charities, and a director of the Abramson Center.

There are no arrangements or understandings between Mr. Grabell and any other person(s) pursuant to which Mr. Grabell was or is to be selected as a director of the Company, other than arrangements or understandings with directors of the Company acting solely in their capacities as such. There are no family relationships between Mr. Grabell and any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no current or proposed transactions in which Mr. Grabell or any related person of Mr. Grabell has an interest that are required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission. Mr. Grabell will receive a restricted stock grant of the Company’s common stock in an amount of 28,119 shares, which will vest the day before the Company’s 2017 Annual Meeting of Shareholders.

Following Mr. Grabell’s appointment, the Board consists of the following seven directors: Thomas Beers, Neal Grabell, Landel Hobbs, Lisa Letizio, Lowell Robinson, Robert Rosenblatt and Fred Siegel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 1, 2016	EVINE LIVE INC.

	By:	/s/ Damon Schramm
Damon Schramm Senior Vice President, General Counsel and Secretary